Exhibit 10.17

Execution Version

January 19, 2023

STRICTLY CONFIDENTIAL

Harbor Custom Development, Inc.

1201 Pacific Avenue, Suite 1200

Tacoma, WA 98402

Attn: Sterling Griffin, Chief Executive Officer and President

Dear Mr. Griffin:

Reference is made to the engagement letter (the “Engagement Letter”), dated as of October 5, 2022, by and between Harbor Custom Development, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive underwriter, agent or advisor in any Offering of Securities of the Company during the “Term” (as defined in the Engagement Letter). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter.

The Company and Wainwright hereby agree to amend and restate the first sentence of Paragraph B of the Engagement Agreement (the “Amendment”), as follows:

“B. Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement will begin on the date hereof and end one-eighty (180) days thereafter (the “Initial Term”); provided, however, that if an Offering is consummated within the Initial Term, the term of this Agreement shall be extended by an additional ninety (90) day period (the “Extension Term,” and together with the Initial Term, the “Term”).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of the Amendment and shall not be in any way changed, modified or superseded except as set forth herein.

The Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. The Amendment may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

430 Park Avenue | New York, NY 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

* * * * *

IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:
Name:
Title:

Accepted and Agreed:

Harbor Custom Development, Inc.

By:
Name:
Title:

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